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                                                                EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation of our report dated August 18, 1997, on our audits of the consolidated financial statements of American Superconductor Corporation as of March 31, 1997 and 1996, and for the three years ended March 31, 1997 which report is included in this Registration Statement on Form 8K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44962, 33-44963, 33-64832, 33-74418, 33-86106 and 33-86108).



                                     /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 3, 1997